UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 04, 2008 (Date of earliest event reported)
SciClone Pharmaceuticals, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19825 (Commission File Number)	94-3116852 (IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA (Address of principal executive offices)		94404 (Zip Code)
650.358.3456 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b), (e)

On April 4, 2008, SciClone Pharmaceuticals, Inc. (the "Company") announced that Richard Waldron has resigned, effective as of April 30, 2008, as Executive Vice President and Chief Financial Officer and an employee of the Company.

The Company has commenced a search for a new Chief Financial Officer. Friedhelm Blobel, the Company's Chief Executive Officer, will serve as Acting Chief Financial Officer while the Company conducts the search.

Mr. Waldron will continue as an employee of the Company through April 30, 2008 and will be available to consult with the Company on a limited capacity for up to one year thereafter. Mr. Waldron will retain the right to exercise any vested options during this one-year consulting period. Mr. Waldron will be entitled to payments in the aggregate amount of $345,000, payable over an approximately one-year period, in addition to payments of salary and bonus deemed earned through the date of termination of employment. In consideration for these benefits, Mr. Waldron has granted to the Company a release.

A copy of the press release issued by the Company announcing Mr. Waldron's resignation is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of SciClone Pharmaceuticals, Inc. dated April 04, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 04, 2008	SCICLONE PHARMACEUTICALS, INC. By: /s/ Friedhelm Blobel Friedhelm Blobel President & Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of SciClone Pharmaceuticals, Inc. dated April 04, 2008